
NATIONAL GRID USA
(Parent Company Only)
Statement of Income
Twelve Months Ended September 30, 2000
(Unaudited)
          (In Thousands)

Equity in earnings of subsidiaries     $   127,189
Dividend income     94
Interest income     13,484
Other income     19
          -----------
     Total income     140,786

Corporate and fiscal expenses (includes $8,660,000 for cost
     of services billed by an affiliated company)     15,341
Federal income taxes     2,100
          -----------
     Total expenses     17,441
          -----------
     Income before interest     123,345
     Interest     2,534
          -----------
Net income     $   120,811
          ===========



Statement of Retained Earnings


Retained earnings at beginning of period     $ 1,010,252
Net income     120,811
Dividends declared on common shares     (74,226)
Purchase accounting fair value adjustment     (1,006,304)
          -----------
Retained earnings at end of period     $    50,533
          ===========


      NATIONAL GRID USA AND SUBSIDIARIES
Statement of Consolidated Income
Twelve Months Ended September 30, 2000
(Unaudited)
          (In Thousands)

Operating revenue     $ 2,912,044
               -----------
Operating expenses:
     Fuel for generation     17,137
     Purchased electric energy:
      Contract termination charges and
       nuclear unit shutdown costs     213,365
      Other     1,027,464
     Cost of sales, AllEnergy     306,817
     Other operation     549,815
     Maintenance     80,553
     Depreciation and amortization          213,005
     Taxes, other than income taxes     114,778
     Income taxes     129,402
               -----------
          Total operating expenses     2,652,336
               -----------
          Operating income     259,708

Other income:
     Allowance for equity funds used during construction     (1)
     Equity in income of generating companies     4,139
     Amortization of goodwill     (52,616)
     Other income (expense), net     5,863
               -----------
          Operating and other income     217,093
               -----------
Interest:
     Interest on long-term debt     72,251
     Other interest     18,538
     Allowance for borrowed funds used during construction     (1,687)
               -----------
          Total interest     89,102
               -----------

Income after interest     127,991

Preferred dividends and net gain/loss on reacquisition
  of preferred stock     1,984
Minority interests     5,481
               -----------

          Net income      $   120,526
               ===========

Net income from continuing operations
 less applicable income taxes of $130,479     $   121,095
Net loss from discontinued operations of AllEnergy
 less applicable income tax benefit of ($1,077)     (569)
               -----------
          Net income     $   120,526
               ===========

Statement of Consolidated Retained Earnings

Retained earnings at beginning of period     $ 1,010,489
Net income     120,526
Dividends declared on common shares     (73,960)
Purchase accounting fair value adjustment     (1,006,522)
               -----------
Retained earnings at end of period     $    50,533
               ===========

THE NARRAGANSETT ELECTRIC COMPANY
Statement of Income
Twelve Months Ended September 30, 2000
(Unaudited)

          (In Thousands)

Operating revenue     $569,194
               --------
Operating expenses:
     Fuel for generation and purchased electric energy:
          Non-affiliates     213,717
          New England Power Company, an affiliate     27,844
          Contract termination charges from
             New England Power Company     60,580
     Other operation     88,774
     Maintenance     16,715
     Depreciation         28,434
     Taxes, other than income taxes     45,313
     Income taxes     34,271
                    --------
          Total operating expenses     515,648
                    --------
Operating income     53,546

Other income:
     Amortization of goodwill     (12,722)
     Other income (expense), net     (1,582)
                    --------
          Operating and other income     39,242
                    --------

Interest:
     Interest on long-term debt     14,074
     Other interest     4,351
     Allowance for borrowed funds used during
      construction - credit     (93)
                    --------
          Total interest     18,332
                    --------

Net income     $ 20,910
                    ========


Statement of Retained Earnings

Retained earnings at beginning of period     $109,282
Net income     20,910
Dividends declared on cumulative preferred stock     (377)
Purchase accounting adjustment     (120,952)
Acquisition adjustment     430
                    --------
Retained earnings at end of period     $  9,293
                    ========

      MASSACHUSETTS ELECTRIC COMPANY
Statement of Income
Twelve Months Ended September 30, 2000
(Unaudited)

          (In Thousands)

Operating revenue     $1,563,106
               ----------
Operating expenses:
     Purchased electric energy:
          Non-affiliates     704,874
          Contract termination charges from
            New England Power Company, an affiliate     207,155
     Other operation     355,455
     Maintenance     38,196
     Depreciation     71,479
     Taxes, other than income taxes     38,342
     Income taxes     46,689
                    ----------
          Total operating expenses     1,462,190
                    ----------
          Operating income     100,916

Other income:
     Amortization of goodwill     (26,202)
     Other income (expense), net     (211)
                    ----------
          Operating and other income     74,503
                    ----------
Interest:
     Interest on long-term debt     27,068
     Other interest     11,462
     Allowance for borrowed funds used during
      construction - credit     (459)
                    ----------
          Total interest     38,071
                    ----------

          Net income     $   36,432
                    ==========



Statement of Retained Earnings

Retained earnings at beginning of period     $  191,085
Net income     36,432
Dividends declared on cumulative preferred stock     (1,448)
Dividends declared on common stock     (25,180)
Purchase accounting adjustment     (197,288)
Acquisition adjustment     340
                    ----------
Retained earnings at end of period     $    3,941
                    ==========

NATIONAL GRID USA SERVICE COMPANY, INC.
Statement of Income
Twelve Months Ended September 30, 2000
(Unaudited)


                         (In Thousands)

Income:
     Services rendered to associated companies     $216,526
     Services rendered to nonassociated companies     524
                         --------
          Total income           217,050
                         --------

Expenses:
     Salaries and wages          89,967
     General and administrative expenses     117,151
     Taxes, other than income taxes     6,583
     Income taxes               (123)
     Interest expense                  1,632
                         --------
          Total expenses           215,210
                         --------

Net income                    $  1,840
                         ========



Statement of Retained Earnings


Retained earnings at beginning of period     $  1,379
Net income                    1,840
Dividends declared on common stock         (1,839)
Fair value purchase accounting adjustment     (410)
                         --------
Retained earnings at end of period     $    970
                         ========

NANTUCKET ELECTRIC COMPANY
Statement of Income
Twelve Months Ended September 30, 2000
(Unaudited)

               (In Thousands)

Operating revenue     $16,648
               -------

Operating expenses:
     Purchased electric energy:
       Non-affiliates     5,016
       Contract termination charges from New England
         Power Company, an affiliate     1,549
     Fuel for generation     11
     Other operation     3,664
     Maintenance        553
     Depreciation and amortization     2,362
     Taxes, other than income taxes        501
     Income taxes     411
               -------
          Total operating expenses     14,067
               -------
Operating income     2,581

Other income:
     Amortization of goodwill     (414)
     Other income (expense)- net     8
               -------
          Operating and other income        2,175
               -------

Interest:
     Interest on long-term debt     1,727
     Other interest     195
     Allowance for borrowed funds used during construction     (4)
               -------
          Total interest     1,918
               -------

Net income     $   257
               =======

Statement of Retained Earnings

Retained earnings at beginning of period     $ 1,897
Net income     257
Purchase accounting adjustment     (2,135)
               -------
Retained earnings at end of period     $    19
               =======